Exhibit 99.1

EBIX ACQUIRES PITTSBURGH BASED ACCLAMATION SYSTEMS, INC.

ACQUISITION LIKELY TO BE ACCRETIVE TO EBIX EPS

ATLANTA, GA – July 31, 2008 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today announced that it has signed a binding agreement to acquire Acclamation Systems, Inc. effective the 1st of August 2008. The closing of the transaction is slated to be done on 1st August 2008.

Acclamation Systems, Inc. is a leading provider of provider of SaaS based healthcare benefits and claims management software in United States. Since its inception in 1989, Acclamation has focused itself on providing Benefits administration systems to some of the world’s largest insurance carriers, third party administrators and self-administered organizations. Today Acclamation is seen as a leading player in the health benefits software industry, providing benefit services to an estimated 7 million insured lives through its customer base of approximately 80 clients encompassing health insurance companies, third party administrators and self administered organizations.

The deal will involve upfront cash payment of $22 million to Acclamation shareholders plus a potential earn-out cash payment of up to $3 million paid over a period of 2 years from the date of acquisition, if specific revenue targets of the Health Benefits division of Ebix are achieved. Ebix funded the acquisition through a mix of convertible debt and internal sources using its own cash reserves.

Acclamation’s flagship product, LuminX, is an end-to-end, automated system designed for organizations entrusted with the responsibility of administering health and other employee benefits. To complement the LuminX system, Acclamation also offers a number of robust Web tools, including online eligibility and enrollment, & comprehensive reporting; full accounting capabilities; integrated technologies; and BPO outsourcing services for its clients.

Robin Raina, Chairman, President and CEO of Ebix, Inc., said, “The acquisition of Acclamation Systems is another step forward towards establishing Ebix as a leading powerhouse of insurance transactions in the world. It will mark Ebix’s entry into the fast growing health benefits and claims processing sector of the insurance industry.”

“Ebix is already a leading player in the life exchange markets. Since, the life and health markets go hand in hand with a large number of health carriers selling life insurance products and vice-versa, we believe that this acquisition will open cross selling opportunities for us on many fronts.  Also we intend to deploy benefits and claims services across international markets using our existing presence in 50 plus countries.”

 “We are pleased that the acquisition provides us with a cohesive management team under the leadership of Jim Senge and an employee base that has delivered consistently and brings specialized health & claims expertise to Ebix,” added Raina. “On the economic front, we are excited about this acquisition on many accounts. Firstly it brings a revenue base to the company that is 60% recurring. Secondly it is a business that is likely to be accretive to Ebix earnings per share (“EPS”) in the near and long term future.”

“Ebix is an acknowledged leader in the insurance automation space and will provide Acclamation with access to the resources and relationships in the health benefits sector that are needed to take the next great leap forward,” said Jim Senge, Acclamation senior vice president and division head. “They provide a natural home for Acclamation, and we’re excited that our current and future clients will benefit from all that Ebix brings to the table.”

No financial advisors were involved in the transaction from the Ebix side. Software Equity Group, LLC served as financial advisors to Acclamation for this transaction.

About Acclamation Systems

Acclamation Systems, Inc. delivers integrated, flexible technology solutions for employee benefits management. Since its inception in 1989, ASI continues to provide some of the world’s largest insurance carriers, third party administrators and self-administered organizations with the most comprehensive, powerful benefits administration system on the market today. ASI’s flagship product, LuminX, is an end-to-end, automated system designed for organizations entrusted with the responsibility of administering health and other employee benefits. To complement the LuminX system, ASI offers robust Web tools, including online eligibility and enrollment, and comprehensive reporting; full accounting capabilities; integrated technologies; and outsourcing services to enhance their clients’ productivity and profitability. For more information on the company, visit www.acclamation.com or contact Alison Frederick at 412-276-4050, ext. 325.

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial services industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, UK, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2007, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

CONTACT:

Jesenia Jurado

Ebix, Inc.

678 -281-2036 or jjurado@ebix.com